Exhibit 99.2

PRESS RELEASE

Synthesis Energy Systems’ Yima Joint Venture Plant Advances

Toward Full-scale Operation and Methanol Production

Yima Plant Achieves First Simultaneous Gasification System Operation and Increased Syngas Production

HOUSTON, TEXAS – February 5, 2013—Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) today announced the achievement of important steps toward finalizing the commissioning of the remaining equipment systems at the Yima Joint Venture project in Henan Province, China. As previously reported, the Yima JV plant contains three SES gasification systems installed, and the first gasification system in operation was used to produce the initial methanol from the plant in December.

The latest accomplishments include operating a SES gasification system for an extended run, operating a second SES gasification system for the first time, and operating the two gasification systems simultaneously. Additionally, during 23 days of operation, the SES gasification system was operated at higher pressures, achieving 80 percent of design pressure and with the production of syngas increased to 60 percent of design capacity. During this operating period, raw methanol product was generated at the plant. The Yima JV continues to complete all of the remaining required commissioning steps and increasing the production of methanol as planned for the plant to become fully operational.

“The Yima JV plant is progressing as expected. We are pleased to see the plant operating at higher pressures and throughput, and to see the first simultaneous operation of two of the three gasification systems, since our JV project is designed to produce 300,000 tonnes per year of methanol from two operating gasifiers. This project is an important validation of our technology design and scale-up capability. Successful operating achievements such as these are moving the Yima JV much closer to full scale, steady-state operation and methanol production, which is expected to be between now and early summer,” said Robert Rigdon, president and CEO of SES.

Mr. Rigdon continued, “Our technology is unique with its low cost feedstock capability, lower capital and operating cost, lower water usage and cleaner, more efficient operation. We believe that the continued successes we are achieving at Yima could be a catalyst for some of our prospective customers to move forward with their projects based on our technology.”

History of Yima Joint Venture Project

In August 2009, SES and Yima entered into amended joint venture contracts for the gasification, methanol/methanol protein production and utility island components of the plant, collectively referred to as the Yima Joint Ventures. Government approvals were received and detailed design engineering and construction of the plant began in 2009. SES has a 25 percent interest in the Yima Joint Venture and Yima Coal Industry (Group) Co., Ltd. has a 75 percent interest.

The project is phase one of the Maozhuang Industrial Park—a planned US$4 billion industrial park in Henan Province, China. This phase one project is a US$250 million integrated coal-to-methanol plant, with facilities to develop production of methanol protein. When phase one is completed, the plant is expected to produce a minimum of 300,000 tonnes of refined methanol annually.

Two additional phases of coal gasification projects are planned to start at this location upon successful completion of the phase one plant. Phase two is expected to add additional capacity of 300,000 tonnes per annum of refined methanol or methanol equivalent products, and phase three is expected to add additional capacity of 600,000 tonnes per annum of refined methanol or methanol equivalent products. These three phases together make up approximately 50 percent of the planned investment at the Maozhuang Industrial Park.

Photographs and an artist’s rendering of the Yima Joint Venture Project in China are available upon request or by clicking here.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to effect the proposed ZJX/China Energy transaction based on its ongoing discussions with ZJX and China Energy, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Richard Anderson

Senior Managing Director

(718) 986-1596

SES@feintuchpr.com